EXHIBIT 3.3

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
              ASSOCIATED BUSINESS & COMMERCE INSURANCE CORPORATION


     Pursuant to the provisions of Section 607.0602(4) of the Florida Business Corporation Act, the undersigned, Associated Business & Commerce Insurance Corporation, a Florida corporation, by its Chairman of the Board, does hereby make and execute these Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is Associated Business & Commerce Insurance Corporation.

         2. The first sentence of Section III(5) of the Articles of Incorporation is hereby amended by increasing the number of shares from "900,000 shares" to "1,900,000 shares" so that the first sentence of Section III(5) in its entirety reads as follows:

    The 6% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), shall consist of 1,900,000 shares having a stated value of $10.00 per share (the "Stated Value").

         3. The date of the adoption of the amendment was May 2, 1996.

         4. The amendment was duly adopted by the Board of Directors, without shareholder action, in accordance with Section 607.0602 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation of Associated Business & Commerce Insurance Corporation have been executed by Associated Business & Commerce Insurance Corporation, by its Chairman of the Board, this 6th day of June, 1996.


                                          ASSOCIATED BUSINESS & COMMERCE
                                          INSURANCE CORPORATION


                                          By  /s/ LAWRENCE J. MARCHBANKS
                                             ----------------------------
                                              Lawrence J. Marchbanks,
                                              Chairman of the Board